UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2010

TeamStaff, Inc.
 (Exact name of registrant as specified in its charter)

New Jersey	0-18492	22-1899798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Executive Drive Somerset, NJ	08873
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 352-5304

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers;

(b) As previously announced, Karl W. Dieckmann elected not to stand for re-election to TeamStaff’s Board of Directors and his resignation from the Board became effective August 19, 2010.

Item 5.07 Submission of Matters to a Vote of Security Holders

TeamStaff held its Annual Meeting of Stockholders on August 19, 2010 in Somerset, New Jersey. The results of the matters voted on by the stockholders are set forth below. Only stockholders of record as of the close of business on July 8, 2010 were entitled to vote at the Annual Meeting. As of the record date, 5,103,482 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 4,237,276 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum.

1.	The stockholders voted to elect the following directors by the votes indicated:

Nominee	For	Withheld
Frederick G. Wasserman	1,523,318	396,325
William H. Alderman	1,803,979	115,664

In addition, there were a total of 2,317,833 broker non-votes relating to this proposal.

2.	The stockholders voted to ratify the appointment of Withum, Smith + Brown, P.C. as TeamStaff’s independent registered public accounting firm, by the following votes:

For	Against	Abstain	Broker Non-Votes
4,102,716	132,909	1,851	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.

By: /s/ Cheryl Presuto
Name: Cheryl Presuto
Title: Chief Financial Officer
Date: August 24, 2010

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